Exhibit 10.20

Memorandum of Terms Delivery No:     01

Memorandum of Terms Identification No:  MOT 68207V208 OCFN

This Confidential Memorandum of Terms

Is being issued by:

Omega Commercial Finance Corporation

("Company")

____________________

WY	83-0219465
State of Register	I.R.S Employer Identification Number

____________________

1000 5th Street, Suite 200

Miami Beach, Florida 33139

___________________

This is an all or none offer to sell securities of Omega Commercial Finance Corporation (the "Company") to Investor(s), (together, the "Parties"), signifying their agreement to these terms by executing copies of this Memorandum of Terms (the "MOT"). Should the full offering not be committed to within 7 business days of the Company execution date, this MOT will be null and void. The offering contemplated by this MOT is conditional on obtaining appropriate legal opinions and signing of completed offering documents ("Closing Documents" as described in Section III). Full offering acceptance will be followed by appropriate offering documents and other agreements between the Parties.

THE OFFER AND SALE OF THE CONVERTIBLE PREFERRED SHARES AND WARRANTS ("UNITS") DESCRIBED HEREIN ARE NOT BEING ISSUED UNDER A REGISTRATION THROUGH THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THROUGH REGISTRATION WITH ANY STATE'S SECURITIES ACTS, BUT ARE BEING ISSUED IN RELIANCE UPON AVAILABLE EXEMPTIONS FROM SUCH ACTS' REGISTRATION REQUIREMENTS. UNITS PURCHASED HEREUNDER MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON SALE, TRANSFER, HYPOTHECATION OR OTHERWISE. THESE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, AND NO SUCH COMMISSION HAS PASSED UPON OR ENDORSED THE MERITS OF THESE UNITS OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED. CHANGES IN INFORMATION OCCURRING AFTER THE DATE OF THIS MEMORANDUM ARE NOT NECESSARILY REFLECTED HEREIN. PURCHASE OF THESE UNITS INVOLVES A HIGH DEGREE OF RISK.

US NOTICE: Any dissemination of these terms to the general public, distribution within the borders of the United States of America, distribution to United States citizens abroad, or to other funding or investment sources could void any exemptions for Private Placement status under US Securities Law and is therefore prohibited. The Company and Investor(s) agree that no public announcements or dissemination of any information to any source other than the Company, the Advisor, the Intermediary or the Investor(s), will be made without first obtaining an opinion from legal counsel attesting that such announcement or dissemination will not void the private placement exemption or violate Regulation D, Section 4(2) or Section 5 of the Securities Acts of the U.S.

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I. Assumptions

1.1. Company Assumptions

Company:

Omega Commercial Finance Corporation

Public Market:

OTCQB

Symbol:

OCFN

Cusip#:

68207V208

Current Market Price:

$0.005

Current Market Volume (Avg.):

0

Pre-Money Valuation:

$55,114,304

Share Consolidation Necessary:

(10-1, See UOP)

1.1.1. Beginning Capital Structure

Figure 1. Pre-Registration Share Overview

(Pre-Registration Share Overview M1-6)

1.2. Additional Assumptions

1. If any consolidation or split of shares is contemplated prior to the engagement of this agreement, the terms, prices and amounts listed herein are to be considered post share adjustment.

2. Class of Security and Series of Security shall be defined in terms of their Share Attributes, and unless specified as a Series of a Class of Share, shall encompass the whole Class of Securities.

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3. The Company understands that the Investor(s) have retained Catwalk Capital, LLC, (the "Advisor") as their Purchase Advisor to perform Due Diligence, opine on the investment opportunity and monitor the investment process. All communications with the Investor(s) or Intermediary shall be conducted through the Advisor. Any discussion of items needed, document delivery or general questions would be directed to Advisor. Advisor would consult to the Investor(s) on the worth of the investment. Any additions or modifications which may be requested or suggested by the Company, must be provided in writing to the Advisor who will communicate such requests to the Investor(s) and Intermediary for their approval.

1.3. Definitions

Advisor: The advisor to this offering is Catwalk Capital, LLC.

Account Management Agreement (the "AMA"): That agreement between the Company, Investors and Intermediary whereby the Intermediary shall operate the Offering and manage the cash and share transfers. An Account Management Agreement ("AMA") will be established which will manage the pre-closing, closing and post closing administration of this offering. The Intermediary will obtain capital commitments from the Investor(s). The Company shall deliver the Unit securities to Intermediary (Preferred Shares and Warrant Certificates). At close, the Investors Capital will be credited to the Company's Cash Account with the Intermediary. Preferred Shares and Warrants would be credited to Investor(s) accounts thus closing the transaction. All invested funds would remain in the Cash Account until such time as the instructions contained in the AMA may be carried out. The Investor(s) may not request capital return following close without the agreement of the Company and a Breakup Agreement is enacted. The Company may not request to unwind or alter the transaction, following close, without a Breakup or Alteration Agreement signed by both the Company and the Investor(s). The Cash Account would be administered by the Intermediary according to the AMA. The AMA will manage the Breakout Cash Amount releases and provide Use of Proceeds oversight.

Breakout: Those periods wherein cash transfer from the Cash Account to the Working Account following attainment of all requirements for such Breakout is occurring.

Cash Account: That account with the Intermediary in the name of the Company which Investor(s) cash was delivered and such cash distribution to the Working Account is managed by the Intermediary.

Close: That statement by the Intermediary which formally puts the investment into effect following: receipt by Intermediary of all Investor(s) cash, all Company shares to be purchased (Fully registered or with an exchange agreement) and all signatures on all documents required to prove full agreement to the terms of the investment.

Company Compliance Agreement (the "CCA"): That document which the Company enters into which provides security to the Investor(s) that the Company will continue to accept its obligations under the MOT, USA, AMA and Warrant Agreements.

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Corporate Undertaking: The corporate proof that the Offering is a legal and binding obligation and commitment of the Company; in conjunction with a letter to the Intermediary stating that the Company has delivered all necessary documents and taken all necessary corporate actions and requesting that the Intermediary close the transaction.

Delayed Provision: Standard provision timeline is 15 days from the date of receipt of any request made to the Company by the Advisor, Intermediary or Compliance Attorney. Any time over the 15 days is considered Delayed Provision. Electronic delivery notification or receipt is sufficient to prove delivery date.

Deposit: The act of removing the restrictive legend on Share Certificates and having those shares deposited with a brokerage firm. Such action requires the Company to provide documents, legal opinions and statements of fact to the brokerage house, its depository and the transfer agent.

Intermediary: That institution responsible for closing, managing, monitoring and delivering the Cash Breakouts through the AMA.

Investor(s): Refers to any and all purchasers of this offering.

Investment Term: That period from the complete subscription of the entire offering through the signing of the MOT by a sufficient number of Investors to fully subscribe the offering, through the time where all of the warrants are exercised or expired.

Memorandum of Terms (the "MOT"): This agreement which spells out the overall offering and basic terms. Later to be add ended by the USA, AMA, CCA and Warrant Agreements.

Offering: The purchase of Units and all securities included within those Units such as preferred series shares, common shares and warrants to purchase common shares described within this MOT and to be consummated in the Unit Subscription Agreement.

Offering Documents: The Unit Subscription Agreement ("USA"), detailing the sale of securities, the Account Management Agreement ("AMA"), the Company Compliance Agreement ("CCA") detailing the lien against the Supervoting Preferred to be issued to the Company insiders, the Warrant Agreements A-AJ and any additional agreements necessary to complete the transaction. The AMA details the instructions for the Intermediary to manage the distribution of assets and monitor the milestones and requirements.

Share Certificate(s): Those instruments of evidence of ownership, issued on behalf of the Company by the legal transfer agent of the Company, pertaining to the convertible preferred shares, warrants to purchase common shares and the common shares converted from the convertible preferred shares which the Investors have purchased.

Unit: That combination of Convertible Preferred Shares (Convertible to Common Shares) and Warrants to purchase additional Common Shares which encompass the securities of the transaction. Unit descriptions can be found in Section 2.1.1. Figure 2.

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Unit Subscription Agreement (the "USA"): That agreement between the Company and the Investors which outlines and identifies the offering agreement and securities being purchased.

Use of Proceeds: That capital inflow and outflow which includes the utilization of the capital from this offering to create valuation.

Value Added Model (the "VAM"): The Issuance of Shares to management of the Company for achieving milestones and objectives.

Warrant Agreements: Those agreements specific to the warrant series A-AJ which spell out the rights and obligations of the parties with respect to the warrant exercise and the underlying common share issuances.

Working Account: That domestic unrestricted account designated by the Company for cash to be distributed for use by the Company following attainment of Breakout Metrics and Business Milestone requirements.

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II. Offering

2.1. Terms

2.1.1. Offer Structure

This is an "All or None" offer to sell securities through a private placement of capital into Units of Convertible Preferred Shares (Convertible into Common Shares at the rate established in Figure 2.) and Warrants for Common Shares of the Company. This Private Placement will rely upon the US Securities Act of 1933 Sections 3(b) or 4(2) for its structure and on Regulation D for its exemption from registration. An S-1 registration or registrations to register the underlying common shares of this offering is required. Investor(s) will purchase that number of "Units" of securities as detailed in their signature block. Investor(s) would purchase a specific number of "Units" of securities. Each Unit shall be comprised of that number of Convertible Preferred Shares and warrants as listed in column 3, "Per Unit", of Figure 2. The Preferred Convertible Shares, per Unit, will convert into that number of common shares as outlined in column 3 of Figure 2. Each of these will be multiplied by the "Total Units" to be purchased listed in column 4, row 1 of figure 2, to obtain the total offering amounts listed in column 5 of figure 2.

Figure 2. (Offer Overview)

Notes:

1.

Each Warrant carries the right to purchase 1 registered common share. Warrants will be divided up into separate warrant classes A-AJ and are described in Section 2.5.

2.

Assumes current outstanding common for first 12 Breakouts and VAM (described in Section 5.3) for first 4 quarters. Discussion with counsel is advised.

3.

Includes all equity, including the VAM (described in Section 5.3), warrants and assumes no sales of shares by Investors.

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2.1.2. Registration Rights

The Company shall prepare and file with the SEC a Selling Shareholder Registration Statement, covering those preferred and/or underlying common shares of this offering, on Form S-1, or, on such other form as is available to the Company, within 60 days of the close of this offering. The Company shall use its best efforts to cause such Registration Statement to be declared effective by the SEC on those shares underlying the Breakout or Breakouts to be delivered, prior to the delivery of any capital from the Company's cash account to its working funds account on those Breakouts. The Company shall cause the Registration Statement to remain effective until the full completion of all Breakouts and warrant exercise. Notwithstanding anything to the contrary herein, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), the Company may reduce the number of Registrable Securities to be registered on any single Registration Statement to such number of shares of Registrable Securities as will be allowed under the SEC Guidance.  For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities issued to the Investor(s) is greater than the number of shares available for resale under such Registration Statement.

In the event the number of shares available under a Registration Statement filed pursuant to Section 2.1.2 is insufficient to cover all of the Securities pursuant to the USA, the Company shall amend the Registration Statement as soon as practicable with the additional securities pursuant to the USA, or file a new Registration Statement (or a short form S-3 if available), or both, so as to cover all Securities pursuant to the Unit Subscription Agreement as soon as practicable, but in no event shall it be later than fifteen (15) days after the necessity therefore arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

2.1.3. Conversion Rights

Holders of the preferred class of securities as described in Section 2.1.1., Figure 2, shall have the rights, but not the obligation, to convert those into the common shares of the Company at that rate as specified in Section 2.1.1., Figure 2.

2.1.4. Warrant Rights

The Investor(s) shall have the rights under the Warrant Agreements to call for common shares of the Company at those prices specified in Section 2.5. and in those amounts that their warrant rights allow according to the number of Units they have purchased.

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2.1.5. First Rights

The Investor(s) shall have first rights to fund through a similarly structured, but appropriately priced offering structure, any: business unit spin-off, asset transfer, joint venture, business combination, IPO, partial or whole merger entity, or other entity which is formed from, comprised in any percentage of, or significantly benefitting from the assets, strategies, intellectual property, sales streams or management of the Company (the "Combination Entity"), for a period of 5 years following the Investment Term.

The Company shall notify Advisor in writing, at least 45 days prior to the execution of any agreement which would create a scenario that fits within the description of the First Rights as described in Section 2.1.5. The Company shall deliver a notice, with a full plan for such action that falls within the First Rights definition. The Company shall include a completed Catwalk Application with full projections, capital structure and questionnaire along with the Notice. The Advisor shall have 30 days to produce a plan to invest in the Combination Entity using its proprietary investment model. Should the Advisor fail to produce such a plan, the Company may seek outside investment by making a payment to the Investor(s) and Advisor equal to 10% of the outstanding shares of the Combination Entity. The Combination Entity investment will fit the following parameters:

i. No more than 45% dilution to the Convertible Preferred Round as contemplated within this MOT

ii. No more than 55% full dilution with warrant exercise

iii. Registration required

iv. Offering amount to be determined through financial model developed between the Advisor and the Combination Entity management which seeks maximum valuation, maximum ROI to the Investor(s) and minimal risk

v. VAM issued to management for performance

vi. Compliance controls in place

2.1.6. Piggyback Rights

The Investor(s) registration rights under Section 2.1.2. shall piggyback to any other registration which the Company shall undertake until all securities included in the Offering are registered.

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2.2. Preferred Shares

Figure 3. Preferred Share Attributes

(Complete Preferred Share Attributes can be found in Exhibit B.)

(Remainder of page intentionally left blank)

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2.2.1. Preferred Share Conversion to Common

Conversions of Preferred shares to common shares occurs at 1 preferred share for 100 common shares. Each Unit sold in the Offering will convert to common as follows:

Figure 4. Per Unit Breakdown

(Per Unit Breakdown)

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2.3. Common Shares

2.3.1. Common Share Attributes

The Common Shares shall have those attributes as established in the Company's Articles of Incorporation and the latest Certificate of Designation and or 14C filing modifying such attributes.

2.4. Offering Breakout Detail

Figure 5. (Offering Breakout Detail)

(All Invested Amounts would be subject to deductions of account management and Investor(s) expenses (Including legal, accounting, account management, wire, transfer and bank fees) and payments prior to transfer from the Company's capital account to their working funds account. Any transfers of capital would have wire and or check costs and fees deducted from them. These transfer fees may vary depending on the size and destination of the transfer.)

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2.5. Warrants

2.5.1. Warrant Attributes

The Warrants shall have those attributes to be established in the Warrant Agreements. Warrants will allow the holder to Call for 1 common share for each 1 warrant being exercised and at the price established for that Warrant Series. Warrants would provide the holder the right to purchase that number of registered free trading Common Shares, per unit, at the prices and amounts set forth in Section 2.5.1., Figure 5 multiplied by the number of units the investor(s) subscribe to. The Use of Proceeds of any cash obtained from the exercise of these warrants will meet the requirements of Section 5.2. Individual Investor(s) Warrant Rights will be detailed in the USA. Underlying Common Shares of the Warrants must be registered and/or free trading prior to release of capital to the Company. The Company will include all of the Underlying Common Shares in a registration prior to Month 24 following closing. Warrant exercise is at the discretion of the Investor(s). The warrant exercise shall take place through the Intermediary and shall be controlled by the AMA. The warrant exercise process will be detailed in the AMA. Warrants would be available for exercise for 60 months following cash Breakout #36.

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Figure 5. Warrants Per Unit

(Warrants P/Unit)

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2.5.2. Warrant Exercise

Exercise of the Warrants shall occur through the AMA and will be managed by the Intermediary. The total exercise of all Warrants attached to this Offering will result as follows:

Figure 6. Total Warrant Exercise

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III. Investment Close

3.1 Closing Documents

Prior to Cash undertaking completion, the Due Diligence and Closing Agenda items must be completed ("Closing Agenda" shall be completed following full commitment of a Memorandum of Terms.). The Closing Agenda may include the following items, but may include additional items as Investor(s) or Company counsel calls for:

Offering Documents:

Memorandum of Terms (the "MOT")

Unit Subscription Agreement (the "USA")

Account Management Agreement (the "AMA")

Company Compliance Agreement (the "CCA")

Warrant Agreements

Account Documentation

Corporate Resolutions

Corporate Undertaking

Attorney Opinion on Corporate Acceptance and Undertaking

Copies of Share Certificates and Opinion Letters

3.2. Expenses and Fees

Following the issuance of this MOT, there will be additional expenses associated with the closing of this offering which may include:

Closing Document Preparation:

$10,000

Account opening with Elco:

$1,500

Attorney Opinions:

$1,500

Share Certificate Issuance:

$5,000

Compliance Attorney Cost:

$1,500

Company Legal:

$5,000

These expenses are averages based on past experience. Actual expenses may vary depending on the Company's choice of service provider. Additional expenses following close will be comprised of:

Registration Expense

Audit Expense

Filing Expense

Professional Service Expense

3.3. Intermediary

The Company shall open a cash account at an Intermediary of Investor(s) choosing (the "Cash Account"). The Intermediary shall be a licensed financial institution capable and experienced in managing this transaction. The account will be credited with the purchase amount from each Investor's cash undertaking.

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3.4. Share Deposit

3.4.1. Share Certificate Issuance

The Company would cause the share certificates for the convertible preferred shares as described in Section 2.2., and the warrants described in Section 2.5., to be issued in the names of the Investor(s). Certificates may be issued on a per Breakout and Per Warrant Series basis totaling 36 Preferred certificates and 36 warrant certificates per Investor.

3.4.2. Certificate Check

Prior to delivery of the Certificates to the Intermediary, electronic copies of the certificates, issued as per 3.4.1., must be provided to the Advisor via email for compliance evaluation and records management.

3.4.3. Certificate Delivery

Upon notice from the Advisor that the certificates issued are in compliance with the Closing Documents, the Company shall cause those certificates as described in 3.4.1. to be delivered to the Intermediary via 2 Day insured Fed Ex requiring a signature. Such delivery will be made to the Intermediaries posted Notice address as detailed in the AMA.

3.5. Cash Deposit

The Investor(s) will deliver capital undertaking commitments to the Intermediary for the amount of their investment, which is designated in the signature block on the USA which they execute.

3.6. Closing Items

a. Company Account Documentation Completion

b. Signed Closing Documents by the Company

c. Signed Closing Documents by the Investor(s)

d. Certificate Safekeeping and Verification of Share Amounts

e. Capital Undertaking verification and account hold

f. Company Undertaking

g. Legal Opinion(s).

3.7. The Close

3.7.1. Close Mechanics

Following verification that all required Closing Items as described in Section 3.6. have been delivered, and final internal compliance and due diligence checks, the Intermediary will issue a Pre-Closing letter to the Advisor, Company and Investors notifying them that all items necessary to close are available. The Intermediary shall await the Company and Investor Closing Notices and then will perform its internal procedures to officially close the transaction, according to the instructions to be provided in the AMA. Once all necessary items according to the AMA have been accomplished, the Intermediary will formally credit the Investor(s) capital to the Company Cash Account and credit the share and warrant certificates to the account(s) of the Investor(s) and hold those certificates in safekeeping.

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3.7.2. AMA Takeover

Upon completion of such actions as described in Section 3.7., the Intermediary will continue acting on the instructions present in the AMA for the duration of the offering process.

3.8. Close Breakup:

The Company understands that:

1.

Following Close, there shall be no ability, outside of a negotiated settlement, for either the Company or the Investor(s) to rescind or cancel the transaction without mutual written agreement of all parties.

2.

Any Breakup following Close will require a negotiated Breakup settlement between the parties. The Company understands that the Investors are not operating jointly, and as such, each Investor may agree or disagree with such settlement proposal. The Company represents that there is no previously negotiated Breakup Agreement.

3.

The Intermediary will issue a Pre-Close letter requesting the Company's undertaking letter. Once the Intermediary is in receipt of the undertaking letter, share certificates and cash, the Close will happen automatically. Should the Company wish to cease the offering before Close, they must submit a letter of termination instead of the standard undertaking letter.

4.

Should the Company wish to Break up the transaction prior to Close, the Company will still be required to pay any of the expenses and fees incurred to the point of Breakup, to the advisor, its counsel and the Intermediary.

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IV. Investment Management

4.1. Registration

4.1. Initial Registration

Following Close, the Company will perform a Selling Shareholder Registration of that number of Preferred and the accompanying underlying shares as described in Section 2.1.1. Figure 2 "Common to Register", see note 3, to cover at a minimum, the first 12 Breakouts.  Once the registration(s) is/are active and effective, the Company will provide the Intermediary, through the Advisor, with a copy of the effective registration(s) and the registration proxy(s).

4.2. Additional Registrations

Additional Registrations to cover the remaining underlying common shares must be filed as soon as practicable to provide continuity to the Breakout Schedule.

4.3. Warrant Registrations

Additional Registrations to cover the remaining underlying common shares which the warrants provide rights to purchase.

4.2. Share Conversion

Following registration of the underlying common shares for the Preferred shares, the Intermediary will act according to the AMA to distribute the capital from the Cash Account to the Company's Working Account. Prior to such actions, the Intermediary will call for the Preferred shares to be converted to common.

4.2.1. Conversion Notice

The Intermediary shall supply a Notice of Conversion to the Company for the shares representing the Breakout or Breakouts which the Intermediary determines will be deliverable for the next period.

4.2.2. Share Delivery

Upon the receipt of the Notice of Conversion, the Company shall issue those common shares called for in the Notice of Conversion. With the registration active on those shares, the share's will be issued without restrictive legend. The share certificates representing the underlying common shares will be delivered to the Intermediary or deposited electronically according to the Intermediary's request.

4.2.3. Supplemental Documentation

The Company may be required to supply additional documentation to the transfer agent, Intermediary or legal counsel to effect the share conversion, issuance or legend removal.

4.3. Share Deposit

4.3.1. Depository Deposit

Once the Intermediary has received the share certificate(s), it will request the transfer agent have those certificates deposited electronically to the Intermediaries depository.

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4.3.2. Deposit Package

The transfer agent will require a deposit diligence package with the request for electronic deposit. The Intermediary will prepare the deposit package, but may require additional paperwork from the Company to complete such packages.

4.3.3. Signature Guarantee

The Intermediary is a non US broker dealer and does not have access to Medallion Guarantees on stock powers and deposit packages. The Company may be required by the transfer agent to guarantee the signatures on the certificates and stock powers.

4.3.4. Deposit Notice

Following deposit, the Intermediary shall issue a deposit notice to the Advisor notifying that the next Breakout will commence.

4.4. Breakout Description

4.4.1. Offering Breakouts

The total invested cash release is divided into 36 Breakouts. Once those requirements detailed in Section 4.1-4.3.4. have been accomplished, apportioned "Breakouts" of cash from the Cash Account would be made to the Company's Working Account according to the Breakout requirements as described in Section 2.4., Figure 5.

4.5. Breakout Period

4.5.1. Breakout Accounting Period

For ease of accounting, each Breakout is divided up into 30 day (minimum 20 trading days) periods.

4.5.2. Extension

Each Breakout will comprise that amount of time necessary to fully transfer the invested cash from the Company's cash account to their working funds account. The Intermediary will continue the Breakout automatically until all cash apportioned that Breakout is delivered from the Cash Account to the Working Account.

4.5.3. Reduction

Breakouts will terminate 24 hours following accounting confirmation that the market metrics were sufficient to complete the Breakout. The termination of the Breakout may occur prior to the end of the 30 day Breakout Period provided that the market metric accounting proves the sufficiency to deliver the Cash from the Cash Account to the Working Account.

4.5.4. Completion

Following completion of any given Breakout, the next Breakout will commence 24 business hours following the completion of the previous Breakout. Breakouts will always be completed in numeric order.

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4.6. Breakout Start

In order for any given Breakout period to commence, conversion of that Breakout's Preferred Shares to freely traded Common Shares must have previously occurred and those shares must be on deposit electronically with the Intermediary. Conversion is completed once deposit and clearance of the underlying free trading common shares into electronic street form is verified by the Intermediary. This conversion may require additional paperwork from the Company and opinions from the Company's attorney's.

4.7. Market Metrics

Figure 7. Market Metrics

4.7.1. Market Price

Trading price of the public shares identifies the true value of the Company. Changes in share price signify the reality of company valuation gain or loss. Therefore, public share price is defined as the price at which trades are executed, and is a metric to be measured in the release of the cash to the Company. Trades at or above the Trade Price, as detailed in Section 4.7., Figure 7, will release cash from the Cash Account to the Company's Working Account according to the metrics set forth in Section 4.7., Figure 7 and mathematically calculated according to Section 4.9.

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4.7.2. Market Price Adjustment (For Lower Prices)

Should the Company wish to adjust any given Breakout Trade Price metric to a lower level, the Company may offer the Investor(s) additional shares. Such shares would be issued as restricted shares and added to the next registration. Should the Investor(s) accept the additional shares as a Price Adjustment, the Intermediary will be instructed to recalculate the Breakout release based on the lower price as the metric. Any downward adjustment of the Breakouts Trade Price will simultaneously adjust the Volume metric upward. The Advisor will calculate the volume metric adjustment and the adjusted volume metric will replace the metric described in Figure 7 for that Breakout only.

4.7.3. Market Volume

The Investor(s) wishes to reduce its risk by valuing the market risk of this offering. Volume of share trades as quoted by the quotation board or exchange the Company is listed on and those trades will identify the "Reality" of the true value of the public shares of the Company. Therefore, public share volume is a metric to be measured in the release of the cash to the Company. Trading volume at or above the Trade Price, as described in Section 4.7., Figure 8 will be accounted for as fulfilling the Breakout metrics. Cash will be released against the accounting as described in Section 4.9. Partial cash disbursements will be made if trade volume is less than the required Release Volume as described in Section 4.7., Figure 7. All cash disbursements will be cumulative until the total Release Volume as described in Section 4.7. Figure 8 is met.

4.7.4. Market Volume Adjustment (For Higher Prices)

Adjustment for Bid pricing greater than Breakout minimum Bid price

In the event the Trade Prices for the 30 day trading period, defined as where the cumulative 30 day Weighted Average Trade Price (the "WATP"), is greater than 130% of the Trade Price Minimum, as described in Section 4.7. Figure 7, the WATP will reduce the Release Volume metric requirement, as described in Section 4.7., Figure 7, and replace the assumption for the Breakout Common Shares used in Section 4.9.1., Figure 8, from the Offering Breakout Detail as follows:

Breakout Cash Amount ÷ WATP = Breakout Common Shares

This Breakout Common Share metric adjustment does not impact the actual shares already purchased by the Investor(s), which will remain at their original amount for each Breakout, as described in Section 2.4. Figure 5.

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4.8. Business Milestones

4.8.1. Milestones Prior to Close

The Company plans to accomplish the following items prior to closing:

i.

Attainment of Bridge Equity

ii.

Amend Preferred Series A Shares and Filing of Certificate of Designation with State to meet those attributes as established in Exhibit B

iii.

The company will perform a 1 share for 10 shares consolidation of its capital structure, no later than month 6 of the UOP.

iv.

Creation of the Class C Super Voting Preferred as described in Exhibit C.

v.

Creation of the Class D Preferred Shares with those attributes as established in Exhibit G.

4.8.2. Milestones Post Close Prior to Breakout

The Company plans to accomplish the following items prior to Breakout:

(These are in addition to other compliance items listed in this document)

i.

Completion of Bridge Equity

ii.

Delivery to Intermediary of either a Registration Proxy or 144 Opinion

Letter proving the free trading nature of the underlying common shares of the particular Breakout.

iii.

Completed Acquisition of VFG Securities, Inc. and VFG Advisors, Inc. prior to the 2nd Breakout, subject to FINRA approval.

iv.

Creation of a Class B Preferred which will have the attributes as follows:

a. No conversion rights

b. Share price of $1,000 per share

c. 4.5% coupon rate

d. 36 month term

e. Callable for $1,000

f. No voting rights

v.

The attainment of at least $5,000,000 worth of the Preferred Series B sales prior to the start of Breakout 3.

vi.

The 8% Promissory Note(s) between the Company and LG Capital Funding, LLC will have been repaid in full prior to the Note’s conversion date(s) of December 25, 2013 ($21,500.00), February 10, 2014 ($16,000.00) and February 19, 2014 ($51,000.00).

CONFIDENTIAL

Ref.#: 68207V208 OCFN

4.8.3. Ex Offering Milestones

The Company plans to accomplish the following items within the given time frames:

i.

An Investment Bank, acceptable to Investors, would be retained by the Company no later than Month 6 following Registration acceptance. The Investment Bank would provide the following:

1. Retail investor support

2. Analyst coverage support

3. Uplisting strategy & support

4. Aid in secondary offering structure

5. Aid in Acquisitions and or Mergers

6. Management acquisition, strategy & support

7. Deal optics improvement

8. Road show support

9. Industry research coverage and strategy

10. Sarbanes Oxley strategy and transparency increase

ii.

The Company will make application to a higher exchange acceptable to the Investors as soon as the common share market price allows such a listing to be obtained, but at latest by month 18.

4.9. Accounting

4.9.1. Market Metric Accounting

Breakout Cash metrics will be accounted as follows:

(Accountable Volume = Total Trading Volume above Minimum Bid Price)

Accountable Volume X 0.25 = Available Uncovered Shares

Available Uncovered Shares ÷ Breakout Common Shares = Share Release %

Share Release % X Breakout Cash Amount = Releasable Cash Amount

So if given the following theoretical parameters the release for a theoretical trading period would be as follows:

Figure 8. (Theoretical Breakout 1 Releasable Cash)

4.9.2. Cash Holdback

During the Investment Term, the Intermediary will hold back portions of the deliverable capital to cover any expenses and fees which may be billable to the Investors or the Intermediary during the course of the Offering. These expenses are outlined in Section 2.3.2. Figure 5 and Section 2.4.2., Figure 7. Any cash Holdback is non-refundable.

4.9.3. Account Fees

During the Investment Term, the Intermediary will charge monthly and annual fees for the Account maintenance. Such Fees are described in the Use of Proceeds.

CONFIDENTIAL

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4.9.4. Transfer Fees

The Intermediary is charged wire transfer fees from its correspondent bank and as such, any transfer will have those fees deducted from them. Such fees will show on the Monthly account statement. These fees may be based on the size of the wire, institution which is receiving the wire and the instruction methodology used to make the transfer. These charges may change from time to time as the carrier changes their billing rates.

4.9.5. Statements and Accounting Fees

The Intermediary will charge an accounting fee on a per disbursement basis. Any transfer of capital between the cash account and the Company's working account will carry an accounting fee. Such fees will show on the Monthly account statement.

4.9.6. Audit Requests

The Intermediary will charge $500.00 per audit request by the Company or its Auditors. Such requests must be in writing and may be delivered direct to the Intermediary at the email or fax number available for such communications. A copy of all audit request documents should be provided to the Advisor at the same time. Such fees will show on the Monthly account statement.

4.10. Breakout Completion

4.10.1. Cash Transfer

Breakouts are deemed completed when the cash for that Breakout, as listed in Section 2.1.1. Figure 2, has been delivered from the Cash Account to the Working Account. The Intermediary will decide according to the following schedule:

a. All items in Section 3 have been completed

b. All items in Section 4.1-4.9 have been completed

c. That those metrics in Section 4.9.1. is/are sufficient to release the Breakout amount

d. That in total all cash from that Breakout has been, or will be, delivered from the Cash Account to the Working Account

4.10.2. Share Uncovering

Following delivery of the final cash from that breakout, form the Cash Account to the Working Account, the Intermediary will release the shares, whether common or preferred, that are held against that Breakout, into the control of the Investor(s) to whom they were originally purchased.

4.11. Adjustments

The terms of this offering may only be amended by mutual written and executed consent of the Investors and the Company.

4.11.1. Adjustment Agreement

Any alteration or adjustment must come in the form of an agreement which will be addended to the original closing documents.

CONFIDENTIAL

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4.11.2. Adjustment Caveats

1. No Investor shall control, through conversions, more than 4.9% of the company's common shares at any given time.

2. Price Adjustment Shares will be issued in the Intermediaries name in Certificate form and held until registered.

3. Investor(s) do not have to accept the Price Adjustment and may wait until the Corporate developments fuel the share valuation.

4. Should the Price Adjustment be requested in the last 6 Breakouts, a registration must be completed prior to such utilization to provide free trading shares.

5. Price Adjustments will be calculated upon receipt by the Intermediary of the adjusting shares back to the beginning of the current Breakout.

4.12. Warrant Exercise

The warrant exercise will be conducted by the Intermediary through instructions provided in the AMA.

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V. Corporate Undertakings

5.1. Use of Proceeds

The Company will adhere to the plan which the Use of Proceeds set forth in Exhibit F. The Company agrees not to use funds from this offering for any purpose not listed in the Use of Proceeds ("UOP") without previous approval in writing from the Advisor. Company further agrees that any significant deviance from this UOP must be approved in writing by the Investor(s), through the Advisor, prior to such deviation. A significant deviation will be any alteration of revenues, COGS, expenses or capital investment/extraordinary items which has a reducing affect on the company market capitalization against the average metrics provided in the UOP, of $50,000 or more, from the projected valuations as described in the Use of Proceeds. The Advisor will be the sole arbiter of the significance of the deviation. The Company understands that any such deviation from the UOP may alter the valuation metrics used to evaluate the risk of this offer and increase the risk metrics beyond what the Investors are agreeing to bear. Nothing in this document would restrict the Company from utilizing funds not included in the UOP, or received from a separate offering previously approved by the Investor(s), for purposes as the Company sees fit.

5.2. Cash Flow Waterfall

Expending any Cash transferred from the Cash Account to the Company's working account will be prioritized in the following order:

i. Expenses, Fees and cash holdback payable

ii. Public and Investor(s) Relations as described in the Use of Proceeds

iii. Debt Service

a. LG Capital 8% Convertible Note(s) (Full repayment) as described in 4.8.2.

b. $2.4 million judgment (Debt service only)

iv. Use of Proceeds

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5.3. Value Added Model

The management team of the Company will be issued a Value Added Model ("VAM") as shown in Figure 9. The VAM will bonus shares on a quarterly basis for performance of corporate valuation. Each series of VAM must be preceded by the fulfillment (Delivery or exercise) of either the completed Breakout or Warrant Series exercise for that VAM disbursement period as detailed in Figure 6. Such bonus pool will be divided as the Company sees fit, but a complete plan will be approved by the Investor(s), and reported to the market. Bonus amounts will be paid quarterly as follows:

Figure 9. (Value Added Model)

5.4. Company Compliance

5.4.1. Super Majority Share Issuance

The management team of the Company will be issued 500,000 shares of super voting preferred shares. The Attributes of these shares may be found in Exhibit C. These shares will be deposited with the Compliance Attorney for use in the event the Company defaults on its obligations in this Agreement.

5.5. Compliance by Company:

At close, the Company shall deposit 500,000 super voting preferred shares Described in Exhibit C with an attorney of the Advisors and Company's choosing under an escrow and compliance agreement (the "Company Compliance Agreement" or the "CCA"). The escrow will be accompanied by any and all documents necessary according to the transfer agent to effect any transfer of ownership and stock powers for transfer of the super voting shares to the Compliance Attorney in the event the Compliance Attorney is forced to compel the Company to act should any of the following circumstances described in Section 5.5.1 and/or 5.5.2 below continue unresolved and the Compliance Attorney is forced to take those actions described in this Section 5.5.3 below.

CONFIDENTIAL

Ref.#: 68207V208 OCFN

5.5.1.

Compliance Items

Should the Company be out of compliance with the following:

a.

Failure to file, or a Delayed Provision of filing, the necessary registration(s) with the US Securities Exchange Commission ("SEC") within the given time period covering the shares described in Section 2.1. of the MOT, any registration that may be necessary to fully register all securities associated with the Offering, or

b.

Failure to provide, or Delayed Provision of proper documents, legal opinions or statements of fact by the

Company, to enable the deposit certificates attached to this offering, or

c.

Failure of, or the Delayed Provision of communications by, the Company to communicate with the Advisor to resolve issues and maintain communications, or

d.

Failure to maintain compliance with requirements set forth, or fraud in the representations made, in the Offering Documents, or

f.

Failure to be a going concern by the filing of a petition for bankruptcy, either voluntary or involuntary, or the ceasing of business activity, or

g.

The conviction of any of the Shareholder(s) under a court of law having jurisdiction, under fraud, securities violations or criminal acts, or

5.5.2.

Prohibited Actions

Should the Company Institute any of the following:

a.

Attempted cancellation of certificates attached to this offering to force breakup, or

b.

Institution of any suits to force a breakup, or

c.

Filing of any documents or issuance of any press releases stating that the transaction is canceled or broken up when in fact it is not, or

d.

Filing of any disclosure notifications such as dissemination of any press release stating that there is a negotiated settlement unless and until all deliveries necessary to make such disclosure effective have been made, or

e.

Release of any press related to this Offering without having first obtained the approval of such release from the Advisor, or

f.

Change of transfer agent without providing the Compliance Attorney notice, and approval. Such approval will be readily available once the Compliance Attorney has received all necessary documents to perfect the lien on the Super Voting Shares through the new transfer agent, then

CONFIDENTIAL

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5.5.3.

Compliance Attorney Action

Immediately upon discovery of an instance of non-compliance, the Compliance Attorney shall demand in writing, that the Company come into compliance within 30 days of receiving notice. During the 30 day Notice Period, the Company may communicate a plan to the Investor(s), through the Advisor with Notification to the Compliance Attorney, to rectify such non-Compliant situation. If the Investors have not agreed to such plan, or issued an extension to the Company, during the Notice Period, with notice to the Compliance Attorney of same, the Compliance Attorney shall:

a.

Transfer the Super Voting Shares to Itself through the delivery of the certificate(s) holding the Super Voting Shares along with the stock power(s) signed by the certificate holder and any additional documents necessary, to the transfer agent and requesting the name on the certificate be changed to reflect the name of the Compliance Attorney, who may then;

b.

Institute a shareholder vote to:

i.

Force compliance through shareholder directives, or:

ii.

Call for a Shareholder vote to replace the board should the board be obstructionist or if the actions of the board continue to leave the Company out of compliance, or:

iii.

Bring additional management or replace management as necessary to put a plan in place to force compliance.

c.

Once compliance is reestablished, the Super Voting Shares will be transferred to the then Chairman. The new holders will be required to produce additional stock powers prior to this transference, reestablish the CCA escrow and Company Compliance Agreement and continue the offering.

d.

Any legal expenses in addition to the original Company Compliance Agreement setup will be charged to and paid by the Company.

5.6. Negative Covenants

5.6.1. Restricted Capital Activities

During the Investment Term, the Company agrees not to engage in any of the following activities and will abstain from supporting, monetarily, through gift of asset, use of assets or through public message, such activities as described below:

i. Pornography or Prostitution

ii. Human Embryo Abortion or Abortive Support

iii. Child Labor (According to the United Nations-International Labor Organizations, 1976 Minimum Age Convention No.138)

iv. Support for Terrorist or Hate Groups either monetarily or by gift of resources

v. Human Trafficking

vi. Slavery

vii. Supplying of Weapons in contravention of US and/or International law

viii. Monetary expense, gift or grant for purposes of suppressing or prohibiting the free exercise of rights of any person or group due to ethnic, religious, racial, sexual or political viewpoints or to support persons or groups in their pursuit of such suppression of other groups

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5.6.2. Disposition of Assets

During the Investment Term, the Company agrees not to perform any sale, merger or spin-off of more than 5% of the underlying assets (Including Intellectual Property) or any revenue stream unless prior written approval has been obtained from the Advisor.

5.6.3. UOP Restrictions

During the Investment Term, the Company agrees not to use funds from this offering for any of the following items unless previously agreed to and/or included in the Use of Proceeds referred to in Exhibit F of this Memorandum of Terms:

a. Leasing vehicles, aircraft or boats for senior management's or consultant's personal use

b. Legal or G&A not related to corporate operations, public company listing or those items contained in the Closing Documents or this Agreement

c. Management or shareholder loan or past due salary repayments

d. Settlement of legal liabilities

e. Severance package payment

f. Payment of license fee's, royalties or any billing which will ultimately be paid to Senior Management or Directors or their heirs, family, trusts, estates or businesses. (Unless included in the UOP)

5.6.4. Share Attributes

At any time during the Investment Term, without the written consent or affirmative vote of the Investor(s) who have subscribed to this offering, the Corporation shall not, either directly or indirectly, affect the powers, preferences, or special rights, of the Series A Preferred Stock, the underlying common shares or the warrants attached to this offering.

5.6.5. Dilutive Offerings

During the Investment Term, the Company would be restricted from performing any equity or debt offerings which have, or would have, a negative effect on the valuation of the underlying shares without the approval of the Investor(s). Any offering, investment or loan, would be cleared with Investor(s) prior to acceptance. The Advisor would be the arbiter of the impact of any equity offering. As such, the Company must inform and communicate with the Advisor the terms, conditions and covenants of any such offering and await acceptance of terms individually by the Investor(s). Acceptance would not be unreasonably withheld, but the offering must operate in the best interests of Shareholder value creation. The $100 million standby equity line with Lambert Private Equity, LLC may be accessed only with the Advisors approval, in writing.

5.6.6. Share Consolidations

During the Investment Term, the Company would be restricted from performing any consolidation of its capital structure without the express written approval of any Investor(s) who have subscribed to this Memorandum of Terms. If Share Consolidations are planned in the Use of Proceeds, then those consolidations are automatically approved.

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5.7. Affirmative Covenants

The company will be in compliance with the following items during the Investment Term. If such items are out of compliance, the company agrees it will not have access to the funds in their account and may be subject to the CCA, until the compliance issue is remedied or a workaround is mutually agreed to with the Advisor.

5.7.1. Communications Control

The Company and its officers, directors and employees agree not to communicate directly with the Investor(s) at any time. Any verbal communications to the Investor(s) may entail unintentional dissemination of inside or non-public information or material representations or disclosures and would therefore be avoided.

5.7.2. Adherence to Regulations

Company will at all times during the Investment Term, maintain Corporate compliance with applicable jurisdictional regulations.

5.7.3. Corporate Authority

Company will at all times during the Investment Term, provide and maintain full corporate authority evidenced by:

a. Certificate of Good Standing or Proof of Corporate Compliance with State authority.

b. Corporate Undertaking secured by a Corporate Resolution authorizing the issuance of the shares and acceptance of the offering documents. Such resolution must be suitable to the Intermediary for purposes of share deposit.

c. Proper filings of Corporate Capital Structure alterations such as 14C securities filings, state filings and shareholder votes if required by state regulations or corporate bylaws.

5.7.4. Fully Reporting Financials

Company will at all times during the Investment Term, file and maintain fully reported financials to the proper regulatory agency so as to maintain fully reporting status with the exchange or regulatory authority they are subject to during all Breakout periods and until all Warrants are exercised or expired.

5.7.5. Public Trading Status

Company will at all times during the Investment Term, be publicly traded on an exchange acceptable to the Investor(s), or would upgrade to such exchange as required. Minimum exchange requirements would be the US Pink Sheet Listing until Breakout 12 and thenceforth the US Over the Counter Market.

CONFIDENTIAL

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5.7.6. UOP Adherence

Company will at all times during the Investment Term, adhere to the Use of Proceeds schedule as set forth in Exhibit F during the Term of this investment. Quarterly and annual reviews of the use of proceeds, by the corporate accountant and signed by the CFO, would be delivered to the Investor(s) through the Advisor. Any deviance from this UOP schedule must be cleared with the Investor(s), through the Advisor, prior to such deviation. Any such acceptance would be in writing and signed individually by the Investor(s).

5.7.7. Press Releases

Company will wait to obtain permission from Advisor for any and all press releases related to the Advisor, this offering, the Intermediary or the Investors.

VI. Expenses

During the Investment Term, the Company will bear all expenses for the preparation, negotiation and management of this offering including, but not limited to: document creation, due diligence management, escrow, accounts, registrations, filings, professional fees, document processing, advisor travel and/or account management services.

During the Investment Term, the Investors will bear their own expenses for investigating this offering and its merits, risks and potential. The Investors will not bear the costs of document preparation, due diligence escrow, account establishment or maintenance, filings, professional fees, account management services or travel.

6.1. Document Expenses

Aside from those expenses listed in Section 3.2., the Advisor and Intermediary counsel charge $250.00 per hour for document creation and revisions.

6.2. Advisory Expenses

Following Close, the Advisor will charge $5,000 per month for ongoing advisory services from the Close of the Offering until such time as the first Breakout is released.

6.3. Support Expenses

Should the Company require additional services, documents or services, those services may be provided at the cost of those services on a per hour basis.

6.4. Travel Expenses

Should the Company require or request the Advisor to travel, the Advisor will require the Company to cover those expenses prior to the Advisor travelling. Travel requirement minimums are as follows:

1. Business class airfare, no more than 2 stops (3 legs) departing from and returning to, Bellingham International Airport (BLI), standard meals.

2. 5 star hotel, Queen bed, non-smoking, no higher than the 5th floor is preferable.

3. Rental car of luxury class at destination, or pick up via town car or in person.

4. Daily Retainer or portion thereof of $1,500 (Must be paid in advance. Any portion of a day in travel will be counted as a full day for Retainer purposes.)

5. Per Diem for expenses $125.00

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VII. Breakup

7.1. Breakup Following Close:

The Company understands that:

1.

Following Close, there shall be no ability for either the Company or the Investor(s) to rescind or cancel the transaction without mutual written agreement of all parties.

2.

Any Breakup following Close will require a negotiated Breakup settlement between the parties. The Company understands that the Investors are not operating jointly, and as such, each Investor may agree or disagree with such settlement proposal. The Company represents that there is no previously negotiated Breakup Agreement.

3.

Should a negotiated Breakup of the transaction occur following closing, any such agreement must provide an allotment to cover costs and expenses of the Advisor and Intermediary.

4.

The Investor(s) are under no obligation to agree to any such Breakup offer unless satisfied with the terms of such Breakup settlement.

5.

The Company may not cancel or Breakup the investment by delay or refusal to provide documentation. In such instances, the Investor(s) may call for action under the Company Compliance Agreement.

6.

Any public dissemination, press release or filing of documents stating that the transaction has been broken up or cancelled without a mutually agreed Breakup must be considered as a material untrue statement and would subject the Company to potential regulatory actions.

7.

Any Breakup Settlement Agreement will not be considered as complete until all items necessary to complete such Agreement have been accomplished including share issuance, registration, delivery of shares to Intermediary and any other items called for in the Settlement Agreement and all parties have executed the Breakup Agreement.

VIII. Confidentiality

The Company will keep this and other investment documents confidential in their entirety and will not disclose either the documents or the terms thereof to any party which is not a party to this investment until such time as the offering is closed. At which time, the Company will limit its disclosure to any public filings which must be made to maintain compliance with applicable Securities regulations unless such disclosures are previously approved by the Advisor. Any such filing related to this offering will be approved by the Advisor prior to filing. The Company will treat all contacts, Investor(s) or parties whom the Advisor has introduced as confidential at all times; and will treat those contacts, Investor(s) or parties with the same care that the Company protects its own proprietary information or with the same care as a reasonable person would treat their contacts with.

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Exhibit A

Capital Structure

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Exhibit B

Preferred Share Attributes

Preferred Share Attributes
Series A

Issued By:	**Omega Commercial Finance Corporation** **1000 5th Street Suite 200** **Miami Beach , Florida 33139**
Par/Face Value:	$ 5.000
Conversion Price:	See Breakout Metrics
Conversion Rate:	1-100
Redemption Value:	$ 298.07
CALL Value:	$ 298.07
Voting Rights P/Share:	100
Conversion Rights:	**Voluntary:** The holders of shares of this Series of Preferred Stock may convert into common stock at any time upon the written notice of election (the "Conversion Notice") of the holders into such number of fully paid and nonassessable shares of common stock as is determined by multiplying (A) the number of the Shares of this Series of Preferred stock to be converted by (B) the Conversion rate. **Automatic:** Each share of this Series of Preferred Stock shall automatically be converted, without the payment of any additional consideration, into fully paid and nonassessable shares of common stock at the Conversion Rate as of 120 days prior to the expiration of this Preferred Series.
Dividend Payable:	The Company shall deliver Cumulative dividends equal to the "Dividend Percentage" per annum per share when, as and if declared by the Board.
Dividend Percentage:	Any Dividend authorized shall be distributed to this Preferred Series in proportion to the number of underlying Common Shares which this Series of Preferred Shares would convert into.
Anti-Dilution:	No additional Supervoting shares shall be issued unless and until these shares are retired.
Company CALL:	The Company may call the equity portion of the investment at a price of the CALL Value.
Put Rights:	PUT rights back to the Company Due to "Liquidation Event" in Company.
Exemption for Issuance:	Private placement to a limited number of accredited investors pursuant to an exemption from registration under the Regulation D Rule 506 safe harbor for Section 4(2) of the Securities Act of 1933, as amended.
Voting Rights:	Each outstanding share of this Series of Preferred Stock shall be entitled to a number of votes equal to the number of shares of common stock into which such share of Preferred Stock is then convertible.

CONFIDENTIAL

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Preferred Share Attributes Series A

(Continued)

Negative Covenants:	At any time when shares of this Series of Preferred Stock are outstanding, without the written consent or affirmative vote of the holders of a majority of the outstanding shares of this Series of Preferred Stock together as a single class, the Corporation shall not, either directly or indirectly, affect the powers, preferences, or special rights, of this Series of Preferred Stock, or generally engage, directly or indirectly, in capital transactions that negatively affect this Series of Preferred Stock.
Liquidation Preference:	Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (each, a "Liquidation Event"), each holder of outstanding shares of this Series of Preferred Stock shall be entitled to be paid ratably in cash or marketable securities, after payment of any amount due in respect of any senior securities, if any, and before any amount shall be paid or distributed to the holders of junior securities, an amount per share of this Series of Preferred Stock equal to the original issues price, as adjusted for non-capital events, plus all accrued but unpaid dividends, whether or not declared, on such share of Preferred Stock, subject to automatic conversion into common stock if common stock were to receive a greater distribution. The holders of a majority of the outstanding shares of this Series of Preferred Stock may elect to have treated a merger or sale of assets as a Liquidation Event.
Anti-Dilution:	The Conversion Price is subject to adjustment for certain capital and non-capital events, as more specifically provided in the Corporation's certificate of incorporation. Among other things, no adjustment to this Series of Preferred Share's Conversion Price shall be made unless the consideration per share for such Additional Shares of common stock issued or deemed to be issued by the Corporation is less than the Conversion Price of this Series of Preferred Stock in effect on the date of, and immediately prior to, such issue. Additional Shares of common stock shall not include: (1) shares of common stock issued upon conversion of this Series of Preferred Stock; (2) 64,274,400 Shares of Common Stock and or Options therefore issuable to the Corporation's officers, directors, employees, consultants or independent contractors pursuant to an approved plan;"&" (3) the issuance of securities issued pursuant to the acquisition (by merger or otherwise) by the Corporation of all or substantially all of the capital stock of any other entity, provided that such issuance was approved by the Board of Directors; and (4) the issuance of securities pursuant to the Warrant Exercise described in this document.

CONFIDENTIAL

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Preferred Share Attributes
Series A

(Continued)

	"Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock or this Series of Preferred Stock) or other securities convertible into or exchangeable for Common Stock; and "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire common stock, but excluding the Approved Options.
Redemption:	Unconverted Preferred Shares are redeemable by the Company in Month 42.
Put Rights:	The Investors may Put the Shares back to the Company at their redemption value in event of insolvency.
Exemption for Issuance:	Private placement to a limited number of accredited investors pursuant to an exemption from registration under the Regulation D Rule 506 safe harbor for Section 4(2) of the Securities Act of 1933, as
Expiration:	This Series of Preferred Shares shall expire 60 months from the date of issuance.
Put Rights:	The Investors may Put the Shares back to the Company at their redemption value in event of insolvency.
Exemption for Issuance:	Private placement to a limited number of accredited investors pursuant to an exemption from registration under the Regulation D Rule 506 safe harbor for Section 4(2) of the Securities Act of 1933, as amended.

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Exhibit C

Supervoting Preferred Share Attributes

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Exhibit D

Corporate Resolution for this Offer

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Exhibit E

US Securities Act of 1933, Regulation D, Rule 501

Rule 501 -- Definitions and Terms Used in Regulation D

As used in Regulation D, the following terms shall have the meaning indicated:

A. Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3. Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

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6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8. Any entity in which all of the equity owners are accredited investors.

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Exhibit F

Use of Proceeds

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Exhibit G

Series D Attributes

The shares of such series shall be designated as the "Series D Convertible Preferred Stock" (the "Preferred Stock" or "Series D Preferred Stock”) and the number of shares initially constituting such series shall be up to 100,000 shares.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of the Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Company to the Holders of the Junior Stock by reason of their ownership of such stock, but not prior to any holders or the Company's Senior Securities, as described as the Series A Preferred, Series B Preferred, Series C Preferred and any Senior debt instruments created by the Company, which holders shall have priority to the distribution of any assets of the Company, an amount per share for each share of Preferred Stock held by them equal to the sum of the Liquidation Preference specified for such share of Preferred Stock. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the Holders of the Preferred Stock are insufficient to permit the payment to such Holders of the full amounts specified in this Section 4(a), subsequent to the payment to the Senior Securities then the entire remaining assets of the Company following the payment to the Senior Securities legally available for distribution shall be distributed with equal priority and pro rata among the Holders of the Preferred Stock in proportion to the full amounts they would otherwise be entitled ·to receive pursuant to this Section 4(a).

(a) The Preferred Stock shall not be convertible into Common Stock and have no other conversion rights except as specifically set forth below:

(i) At the Option of the Holder. Holders of Convertible Preferred Stock may, at their option, convert any or all of their shares of Convertible Preferred Stock into fully paid and nonassessable shares of the Common Stock at any time and from time to time from and after issuance of such Convertible Preferred Stock, subject to the terms and provisions of this Section 5 (the "Conversion").

(ii) No Conversion shall result in the Conversion of more than that number of shares of Series D Preferred Stock, if any, such that, upon Conversion, the aggregate beneficial ownership of the Company's Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such Holder and all persons affiliated with such Holder ("Beneficial Ownership") is more than 9.99% of the Company's Common Stock then outstanding (the "Ownership Limitation"). The Company’s transfer agent shall be authorized to promptly disclose the total outstanding shares of Common Stock of the Company to the Holder from time to time at the request of the Holder in order for the Holder to determine its compliance with the Ownership Limitation. In the event any Conversion would result in the issuance of shares· of Common Stock to any Holder in excess of the Ownership Limitation, only that number of shares of Series D Preferred Stock which when Converted would not result in such Holder exceeding the Ownership Limitation shall be subject to such applicable Conversion, if any, and Holder shall continue to hold any remaining shares of Series D Preferred stock, the Conversion of which would result in Holder exceeding the Ownership Limitation. Thereafter, from time to time, on such day, if ever, that Holder has Beneficial Ownership of Common Stock of less than the Ownership Limitation (an "Additional Conversion Date"), Holder shall have the renewable option to convert that number of additional shares of Series D Preferred Stock into shares of Common Stock in an amount that shall not exceed the Ownership Limitation and which shall be subject to the same terms and conditions herein as any other Conversion (each an "Additional Conversion" and such option the “Additional Conversion Option"), provided that the Common Stock shares issuable to the Holder upon an Additional Conversion shall total the Aggregate Conversion Value of the Series D Preferred shares subject to such Additional Conversion divided by the Additional Conversion Price. The Additional Conversion Option may be exercised from time to time by and at the option of the Holder until Holder does not hold any shares of Series D Preferred Stock. The Additional Conversion Option shall only be exercised upon tender of a written demand to the Company by Holder specifying the number of Series D Preferred Stock shares to be converted and the number of Common Stock shares to be received. The Company shall accept and approve the

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Additional Conversion Option and issue the Conversion Shares (as defined below) to the Holder within four (4) days of the date such Additional Conversion Option notice is received by the Company.

(iii) Following a Conversion, the Company shall issue to each Holder all shares of Common Stock which such Holder is due in connection with such Conversion (the "Conversion Shares") and promptly deliver such Conversion Shares to the address of Holder which the Company then has on record, provided that the Company is not required to receive any confirmation that such Conversion Shares were received by any Holder, but instead assuming such Conversion Shares were sent to the address which the Company then has on record for such Holder, the Conversion Shares shall be treated as received by the Holder for all purposes on the four (4th) Business Day following the date such Conversion Shares were sent by the Company (the "Delivery"). The Conversion Shares issuable in connection with a Conversion shall be fully-paid, non-assessable shares of Common Stock. The Conversion Shares shall be issued as free-trading and without restrictive legend and not as Restricted Shares ("Free Trading Shares") pursuant to Rule 144 of the Securities Act of 1933, as amended, and the Company shall arrange for its legal counsel to promptly (but in no event later than four (4) days after the Additional Conversion Option notice is received) issue a legal opinion to Holder allowing for the issuance of such Free Trading Shares. In the event the Company's legal counsel is unable or unwilling to provide a Rule 144 legal opinion to Holder for any reason, or in the event the Company’s legal counsel does not timely provide such opinion, the Holder may obtain the opinion of a third party attorney, which shall be required to make substantially similar conclusions and provide substantially similar opinions as the Company's standard form of Rule 144 legal opinion, which opinion the Company shall not delay, condition or unreasonably refuse to accept for any reason and which costs of such opinion, whether rendered by the Company's legal counsel or a third party attorney shall be paid by the Company in advance. In addition to the costs of the legal opinion, any and all costs of the Transfer Agent (including, but not limited to issuance and mailing fees) shall be paid by the Company.

(iv) The issuance and Delivery by the Company of the Conversion Shares shall fully discharge the Company from any and all further obligations under the Preferred Stock subject to such Conversion and shall automatically, and without any required action by the Company or the Holder thereof, result in the cancellation, termination and invalidation of any outstanding Preferred Stock and/or Preferred Stock Certificates subject to the Conversion held by Holder or his, her or its assigns. Upon the Delivery of shares of Common Stock issuable to the Holder in connection with a Conversion (or in the event not all of the Preferred Stock held by any Holder is converted into Common Stock in connection with the Conversion), the Preferred Stock Certificates held by each Holder shall be deemed to be adjusted and reduced to automatically reflect only those shares of Preferred Stock held by such Holder after affecting such Conversion, without any required action by the Company or any Holder.

(v) The Company and/or the Company's Transfer Agent shall be authorized to take whatever action necessary, if any, following the issuance and Delivery of the Conversion Shares to reflect the cancellation of the Preferred Stock subject to the Conversion, which shall not require the approval and/or consent of any Holder, and provided that by agreeing to the terms and conditions of this Designation and the acceptance of the Preferred Stock, each Holder hereby agrees to release the Company and the Company's Transfer Agent from any and all liability whatsoever in connection with the cancellation of the Preferred Stock subject to a Conversion, following a Conversion and a Delivery of such applicable Conversion Shares, regardless of the return to the Company or the Transfer Agent of any certificates representing such Preferred Stock, which as stated above, shall be automatically cancelled as provided above upon the issuance of such Conversion Shares in connection with each applicable Conversion (a "Cancellation").

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(vi) Notwithstanding the above, each Holder by accepting such Preferred Stock Certificates hereby covenants that it will, whenever and as reasonably requested by the Company and the Transfer Agent, at its sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Company or the Transfer Agent may reasonably require in order to complete, insure and perfect a Cancellation, if such may be reasonably required by the Company and/or the Company's Transfer Agent.

(vii) In the event that the Delivery of any Conversion Shares is unsuccessful and/or any Holder fails to accept such Conversion Shares, such Conversion Shares shall be held by the Company and/or the Transfer Agent in trust and shall be released to such Holder upon reasonable evidence to the Company or the Transfer Agent that such Holder is the legal owner of such Conversion Shares, provided that the Holder's failure to accept such Conversion Shares and/or the Company's inability to Deliver such shares shall in no event effect the validity of the Cancellation.

(b) Conversion Prices. The conversion price (the “Conversion Price”) per share of the Preferred Stock in connection with any Conversion shall equal the higher of (a) $1.50 per share; or (b) the average of the Closing Sales Prices of the Company's common stock on the five Trading Days prior to the date of the Conversion request.

(c)

Taxes. The Company shall not be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon conversion in a name other than that in which the shares of the Preferred Stock so Converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid. The Company shall withhold from any payment due whatsoever in connection with the Preferred Stock any and all required withholdings and/or taxes the Company, in its sole discretion deems reasonable or necessary, absent an opinion from Holder's accountant or legal counsel, acceptable to the Company in its sole determination, that such withholdings and/or taxes are not required to be withheld by the Company.

(d)

Fractional Shares. If any Conversion of Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Preferred Stock being conve1ted pursuant to each Conversion), such fractional share shall be rounded up to the nearest whole share and the Holder shall be entitled to receive, in lieu of the final fraction of a share, one additional whole share of Common Stock.

(e)

Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, without a corresponding subdivision of the Preferred Stock, the conversion terms in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately adjusted. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, without a corresponding combination of the Preferred Stock, the conversion terms in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately adjusted.

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(f)

Adjustments for Subdivisions or Combinations of Preferred Stock. In the event the outstanding shares of Preferred Stock or the series of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Preferred Stock, the Original Issue Price, Liquidation Preference and conversion terms of the affected series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately adjusted as necessary. In the event the outstanding shares of Preferred Stock or the series of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Original Issue Price, Liquidation Preference and conversion terms of the affected series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately adjusted as necessary. Provided, however, that the result of any concurrent adjustment in the Common Stock (as provided under Section 5(e)) and Preferred Stock (as provided under Section 5(f)) shall only be to affect the Original Issue Price and Liquidation Preference once.

(g)

Adjustments for Reclassification, Exchange and Substitution. Subject to Section 4 above ("Liquidation Rights"), if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each Holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a Holder of the number of shares of Common Stock deliverable upon conversion of such series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(h)

No Impairment. The Company will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. Notwithstanding the foregoing, nothing in this Section 5(h) shall prohibit the Company from amending its Certificate of incorporation with the requisite consent of its shareholders and the Board of Directors.

(i)

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

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(j)

Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the Holders of a majority of the outstanding shares of such series of Preferred Stock, voting separately as a class. Any such waiver shall bind all current and future Holders of shares of such series of Preferred Stock.

(k)

Notices of Record Date. In the event that this Company shall propose at any time:

(i) to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iii) to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the Company;

then, in connection with each such event, this Company shall send to the holders of the Preferred Stock at least ten (10) Business Days' prior written notice of a record date for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Preferred Stock at the address for each such Holder as shown on the books of the Company and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a majority of the Preferred Stock, voting together as a single class.

(1)

Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all the outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the outstanding shares of the Preferred Stock, the Company will within a reasonable time period make a good faith effort to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(m)

Effect of Conversion. On the date of any Conversion, all rights of any Holder with respect to the shares of the Preferred Stock so converted, including the rights, if any, to receive distributions of the Company's assets (including, but not limited to, the Liquidation Preference) or notices from the Company, will terminate, except only for the rights of any such Holder to receive certificates (if applicable) for the number of shares of Common Stock into which such shares of the Preferred Stock have been converted.

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(n)

Sale of Series D Convertible Preferred Stock. Any Holder shall be able to transfer, sell or otherwise dispose of any Series D Convertible Preferred Stock, subject to compliance with applicable securities laws, and the Company shall not have any right to approve, delay or condition any such sales or transfers. Any subsequent holder of shares of Series D Convertible Preferred Stock shall be afforded all of the rights of any original Holder hereunder by the Company, including, but not limited to Conversion rights and where applicable under applicable laws, the rights to Free Trading Shares upon Conversion. Any securities sold or transferred to third parties by any Holder shall not count towards any such Holder's applicable Ownership Limitation and such third party securities (even if originally held by Holder) shall not be included in the calculation of such Holder's Ownership Limitation calculation if such securities are not included in the Holder’s Beneficial Ownership.

(o)

Rights Upon Default. In the event that (a) the Company does not issue the Free Trading Shares (or such Conversion Shares) when due in the time periods set forth above; (b) the Company breaches any other term or condition, representation or warranty of this Designation; (c) the Company fails to meet any deadlines or requirements (including requirements to pay or advance funds and approve third party legal opinions as set forth herein); (d) the Company shall fail to comply with the reporting requirements of the Securities Exchange Act of 1934 as amended (the "Exchange Act"); (e) the Company shall cease to be subject to the reporting requirements of the Exchange Act; (f) the Company shall take or fail to take steps which cause the Company’s securities to be ineligible for sale pursuant to Rule 144; (g) the Company shall become a "'shell company” as defined under the Securities Act of 1933, as amended; (h) the Company shall dissolve, liquidate, cease its operations or admit it is otherwise generally unable to pay its debts as such debts become due; or (i) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company, such shall be considered an event of default hereunder, subject where applicable to any Force Majeure Event, defined below (each an ''Event of Default"). Upon the occurrence and during the continuation of any Event of Default, the Company shall pay each Holder, as liquidated damages, which the Company and Holder agree are difficult to estimate, have been agreed to in good faith, are reasonable, and shall serve as a negotiated payment and not a penalty, the greater of $0.005 per share of Series D Convertible Preferred Stock held by each Holder per day (the “Default Sum") until such Event of Default is cured, and the actual damages suffered by the Holder as a result of such Event of Default (collectively, the “Default Payment"). In addition to the Default Payment, the Holder shall be paid all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity in connection with any Event of Default. No Event of Default shall be deemed to have occurred and any delay by the Company, its legal counsel or its Transfer Agent (collectively, the "Service Providers") hereunder shall be excused to the extent such Event of Default or delay is directly applicable to a Force Majeure Event, except for duties to make payments when due or advance costs. "Force Majeure Event" includes acts of God, action of the elements, warlike action, terrorism, insurrection, revolution or civil strife, piracy, civil war or hostile action, national strikes, acute and unusual labor, material or equipment shortages, loss or malfunctions of utilities, computer (hardware or software) or communications services or any other causes (except financial) beyond the control of an applicable Service Provider, it being understood that the applicable Service Provider shall use commercially reasonable best effm1s to resume performance as soon as reasonably practicable under the circumstances.

VOTING. Except as otherwise required by applicable law or as set forth herein, the shares of Series D Preferred Stock shall be voted equally with the shares of Common Stock as a single class with respect to all matters submitted to the holders of Common Stock at any annual or special meeting of stockholders of the Company, or the holders of Convertible Preferred Stock may act by written consent in the same manner as Common Stock, upon the following basis: each holder of one or more shares of Convertible Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Wyoming Business Corporation Act and the Bylaws of the Company and to such number of votes for the shares of Convertible Preferred Stock held by such holder immediately after the close of business on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the number of whole shares of Common Stock equal to the number of such shares of Convertible Preferred Stock. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula with respect to any

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holder of Convertible Preferred Stock shall be rounded to the nearest whole number (with one-half rounded upward to one).

REDEMPTION. The Preferred Stock shall have no redemption rights.

PROTECTIVE PROVISIONS. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series D Preferred Stock are outstanding, this Company shall not without first obtaining the approval (by written consent, as provided by law or otherwise) of the holders of a majority of the then outstanding shares of Series D Preferred Stock, voting together as a class:

(a)

Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series D Convertible Preferred Stock;

(b)

Effect an exchange, reclassification, or cancellation of all or a part of the Series D Convertible Preferred Stock, but excluding a stock split or reverse stock split of the Company’s Common Stock or Preferred Stock;

(c)

Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series D Convertible Preferred Stock; or

(d)

Alter or change the rights, preferences or privileges of the shares of Series D Convertible Preferred Stock so as to affect adversely the shares of such series including the rights set forth in this Designation.

For clarification issuances of additional authorized shares of Series D Preferred under the terms herein, shall not require the authorization or approval of the existing shareholders of Preferred Stock.

PROVIDED, HOWEVER, that the Company may, by any means authorized by law and without any vote of the Holders of shares of the Preferred Stock, make technical, corrective, administrative or similar changes in this Statement of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the Holders of shares of the Preferred Stock. The Company may also designate and issue additional series of preferred stock from time to time in the sole discretion of the Company’s Board of Directors, which such rights, privileges, preferences and limitations shall be determined by the Company's Board of Directors in its sole discretion, and which designations and issuances shall not require the approval of the holders of the Preferred Stock.

PREEMPTIVE RIGHTS. Holders of Preferred Stock and holders of Common Stock shall not be entitled to any preemptive, subscription or similar rights in respect to any securities of the Company, except as specifically set forth herein or in any other document agreed to by the Company.

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REPORTS. The Company shall mail to all holders of Preferred Stock those reports, proxy statements and other materials that it mails to all of its holders of Common Stock.

NOTICES. In addition to any other means of notice provided by law or in the Company's Bylaws, any notice required by the provisions of this Designation to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each Holder of record at such Holder's address appearing on the books of the Company.

MISCELLANEOUS.

(a)

The headings of the various sections and subsections of this Certificate of Designation are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation.

(b)

Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(c)

The Company will provide to the Holders of the Series D Preferred Stock all communications sent by the Company to the holders of the Common Stock.

(d)

Except as may otherwise be required by law, the shares of the Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Certificate of Designations.

(e)

Shares of the Series D Preferred Stock converted into Common Stock shall be retired and canceled and shall have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of Preferred Stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Company.

(f)

Notwithstanding the above terms and conditions of this Designation, the Liquidation Preference and the dollar amounts and share numbers set forth herein shall be subject to adjustment, as appropriate, whenever there shall occur a stock split, stock dividend, combination, reclassification or other similar event involving shares of the Series D Preferred Stock. Such adjustments shall be made in such manner and at such time as the Board of Directors in good faith determines to be equitable in the circumstances; any such determination to be evidenced in a resolution duly adopted by the Board of Directors. Upon any such equitable adjustment, the Company shall promptly deliver to each Holder a notice describing in reasonable detail the event requiring the adjustment and the method of calculation thereof and specifying the increased or decreased Liquidation Preference following such adjustment.

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(g)

With respect to any notice to a Holder required to be provided hereunder, such notice shall be mailed to the registered address of such Holder, and neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any redemption, conversion, distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action, or the vote upon any action with respect to which the Holders are entitled to vote. All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

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